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                                                               EXHIBIT 10.12


                             EMPLOYMENT AGREEMENT
                             --------------------


    THIS EMPLOYMENT AGREEMENT, made and effective as of the 1st day of March, 1992, between ARCH MINERAL CORPORATION, a Delaware corporation ("Employer"), and STEVEN F. LEER ("Employee"),

    WITNESSETH THAT:

    WHEREAS, Employer is engaged in the business of mining and selling coal;
and

    WHEREAS, Employee is an experienced executive and has been appointed President and Chief Executive Officer of the Employer.


    NOW, THEREFORE, the parties hereto do agree as follows:

    1.  Employment: Term: Duties. Employer hereby employs Employee and
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Employee hereby agrees to be employed by Employer for a period commencing
March 1, 1992 and ending December 31, 1994. Thereafter this Agreement shall be renewed automatically from year to year unless at least sixty (60) days prior to the end of the initial term or any renewal term either party shall notify the other in writing that this Agreement shall terminate as of the end of such initial or renewal term. Employee shall serve as President and Chief Executive Officer or such other executive position as may be mutually agreed upon by Employer and Employee during the term of this Agreement. Employee shall be responsible for the management of Employer's business, and Employee shall be privy to all executive decisions affecting the business and operations of Employer. Employee shall be elected as a director of Employer, and Employee will perform his management responsibilities subject to the superintending control of the Board of Directors. Employee will devote his entire business time and attention to the performance of his duties as an executive employee of Employer.

    Notwithstanding the foregoing provisions hereof, Employer shall have the right to assign Employee, with his consent, to other executive duties or offices with





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Employer or, without his consent, to the office of consultant of Employer;
provided, however, that no such assignment shall affect Employee's right to receive the compensation and all other benefits provided to him under the terms of this Agreement.

     2.  Compensation. In consideration for his services and subject to
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the due performance thereof, Employer will pay to Employee a base annual salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per year. This salary rate is the minimum rate that shall be paid and will be subject to annual review and to such increases, if any, as the Board of Directors may from time to time determine. In addition, Employee shall receive fringe benefits as provided in Section 3.

     3.  Fringes. Employee shall participate in all fringe benefit programs
         --------
of Employer, now existing or hereafter established during the term hereof, on the same basis as other executive employees of Employer, including the Arch Mineral Corporation 1991 Incentive Compensation Plan. Employer shall cause the Arch Mineral Corporation 1991 Incentive Compensation Plan to be maintained in a manner so that Employee shall be entitled to receive an annual bonus up to an amount equal to 100% of his base salary. The amount of bonus actually received by Employee shall depend upon the achievement by the Company of certain return on equity goals to be established by the Board of Directors on an annual basis. In the event Employee's bonus calculated pursuant to the terms of the Arch Mineral Corporation 1991 Incentive Compensation Plan shall be less than $50,000 for any year during the original term of this Agreement, Employee shall nonetheless receive a minimum bonus of $50,000 for such year.

     Pursuant to the terms of Employer's Thrift Plan, an employee does not become fully vested until participating in the Plan for five years. If for any reason Employee's employment shall be terminated prior to the time he is fully vested in



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Employer's Thrift Plan, Employer shall pay to Employee such additional cash compensation as necessary to compensate Employee for the economic effect of not fully vesting on an after tax basis.

     4.  Termination for Cause.  No termination of Employee's employment
         ---------------------
hereunder shall be deemed to be for cause unless such termination is on account of (a) any material and uncorrected breach by Employee of the terms of this Agreement; (b) any willful fraud or dishonesty of Employee involving the property or business of Employer; (c) a deliberate or willful refusal or failure of Employee to comply with any major corporate policy of Employer which is communicated to Employee in writing; or (d) Employee's conviction of any felony if such conviction shall result in his imprisonment.

     No termination of this Agreement by Employee shall constitute a voluntary termination of Employee if it shall be on account of any prior material (and uncorrected) breach of this Agreement by Employer.

     5.  Death or Disability.  In the event of the death of Employee while
         -------------------
employed hereunder, all benefits accrued or payable to the date of his death shall be paid to his estate or in accordance with Employee's written beneficiary designation last filed with the Employer by the Employee. If Employee by reason of physical or mental illness shall be unable to perform his employment duties hereunder, on a continuing basis and for a period in excess of one year, his employment shall be terminated and he shall be entitled to receive all benefits then accrued or payable hereunder. No termination on account of death or disability shall be deemed to be a voluntary termination or a termination for cause.

     6.  Confidential Information.  Employee, both during the term hereof and
         ------------------------
thereafter, will not, directly or indirectly, use for himself or use for, or disclose to, any party other than Employer, or any subsidiary of Employer, any secret or confidential information or data regarding the business of Employer or its subsidiaries or any secret or confidential information or data regarding the business or property of Employer or its subsidiaries or regarding any secret or confidential apparatus,


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process, system, or other method at any time use, developed or investigated by or for Employer or its subsidiaries, whether or not developed, acquired, discovered or investigated by Employee. At the termination of Employee's employment or at any other time Employer or any of its subsidiaries may request, Employee shall promptly deliver to Employer all memoranda, notes, records, plats, sketches, plans or other documents made by, compiled by, delivered to, or otherwise acquired by Employee concerning the business or properties of Employer or its subsidiaries or any secret or confidential product, apparatus or process used, developed, acquired or investigated by Employer or its subsidiaries.

     7.  Non-Waiver of Rights. The failure to enforce at any time any of
         ---------------------
the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     8.  Invalidity of Provisions. The invalidity or unenforceability of
         -------------------------
any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     9.  Assignment. This Agreement shall be freely assignable by Employer
         ----------
and shall inure to the benefit of and be binding upon, Employer, its successors and assigns; but, being a contract for personal services, neither this Agreement nor any rights hereunder shall be assigned by Employee.

     10. Governing Law. This Agreement shall be interpreted in accordance
         --------------
with and governed by the laws of the State of Missouri.






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     11.  Amendments. No modification, amendment or waiver of any of the
          ----------
provisions of this Agreement shall be effective unless in writing specifically refering hereto and signed by the parties hereto.

     12.  Notices. Any notice to be given by either party hereunder shall
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be in writing and shall be deemed to have been duly given if delivered or mailed, certified or registered mail, postage prepaid, as follows:

     TO ARCH:  Arch Mineral Corporation
               Suite 300, CityPlace One
               St. Louis, Missouri 63141
               Attention: General Counsel


and to Employee at his address as it appears on the payroll records of Employer, or to such other address as may have been furnished to the other party by written notice.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written in the City of St. Louis, State of Missouri.




                      ARCH MINERAL CORPORATION
                      ("Employer")

                      By: /s/ Michael O. McKown
                          Michael O. McKown
                          Vice President-Human Resources


                          /s/ Steven F. Leer
                          Steven F. Leer ("Employee")







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